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                                                                    EXHIBIT 4.41

                             INTERCREDITOR AGREEMENT

         Agreement dated as of March 15, 2000 by and among GMAC COMMERCIAL CREDIT LLC ("Lender"), GMAC COMMERCIAL CREDIT LLC, as agent for itself and the lenders under the Security Agreement (as hereafter defined) (in such capacity, "Agent") and FIRSTAR BANK, N.A., in its capacity as Indenture Trustee under the Indenture (as hereinafter defined) ("Trustee").

                                   BACKGROUND

         Whereas, TransTexas Gas Corporation, a Delaware corporation (the "Company"), Agent, various lenders, Galveston Bay Pipeline Company ("Pipeline") and Galveston Bay Processing Corporation ("Processing") (Pipeline and Processing, collectively, "Guarantors") have entered into the Oil and Gas Agreement (as defined below).

         Whereas, the Company, Trustee and Guarantors have entered into the Indenture (as defined below).

         Whereas, the Company and Lender have entered into the Loan Agreement (as defined below).

         Whereas, Trustee has agreed to enter into this intercreditor agreement to provide for subordination of the Trustee's "Liens" in the assets of Company to the "Liens" in such assets granted to Agent, and Agent has agreed to enter into this intercreditor agreement to provide for subordination of its "Liens" in certain assets of Company to the "Liens" in such assets granted to Lender.

                                   AGREEMENTS

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions.

                  1.1 General Terms. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Agent Collateral" shall mean all of the property and interests in property, tangible or intangible, real or personal, now owned or hereafter acquired by the Company, in or upon which Agent at any time has a Lien to secure the obligations of the Company under the Oil and Gas Facility Agreements, and including, without limitation, all proceeds and products of such property and interests in property.

                  "Collateral" shall mean (a) with respect to the Lender, the Lender Collateral, (b) with respect to the Agent, the Agent Collateral, and (c) with respect to the Trustee, the Trustee Collateral.



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                  "Agreements" shall mean, collectively, the Lender Agreements, the Oil and Gas Facility Agreements and the Trustee Agreements.

                  "Company" shall mean TransTexas Gas Corporation, a Delaware corporation, and its successors and assigns.

                  "Creditors" shall mean, collectively, Lender, Agent, the lenders under the Oil and Gas Agreement and Trustee and their respective successors and assigns.

                  "Indenture" shall mean the Indenture dated as of March 15, 2000 by Borrower, as Issuer, Galveston Bay Processing Corporation and Galveston Bay Pipeline Company, as Guarantors, and Firstar Bank, N.A., as Trustee, pursuant to which the Indenture Notes were issued, as the same may be amended, supplemented or modified from time to time.

                  "Indenture Notes" shall mean the $200,000,000 of Senior Secured Notes due 2005 issued pursuant to the Indenture.

                  "Lender" shall mean GMAC Commercial Credit LLC and its successors and assigns.

                  "Lender Agreements" shall mean the Loan Agreement and the Ancillary Agreements (as that term is defined in the Loan Agreement).

                  "Lender Collateral" shall mean the Collateral described on
Schedule 1.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

                  "Loan Agreement" shall mean the Third Amended and Restated Accounts Receivable Management and Security Agreement dated as of March 15, 2000 between Lender and the Company as the same may be amended, supplemented, modified or restated from time to time.

                  "Notes" shall have the meaning set forth in the Oil and Gas Agreement.

                  "Obligations" shall have the meaning set forth in the Loan Agreement.

                  "Oil and Gas Agreement" shall mean the Oil & Gas Revolving Credit and Term Loan Agreement dated as of March 15, 2000 by and among Agent, the lenders which are or become parties thereto, and Company as the same may be amended, supplemented, modified or restated from time to time.


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                  "Oil and Gas Facility Agreements" shall mean the Oil and Gas
Agreement, the Notes, the Security Agreement and the Ancillary Documents (as that term is defined in the Oil and Gas Agreement).

                  "Person" shall mean an individual, a partnership, a limited liability company, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, or other entity or a government or any agency, instrumentality or political subdivision thereof.

                  "Security Agreement" shall mean the Security and Pledge Agreement dated as of March 15, 2000 between Agent and Company as the same may be amended, supplemented, modified or restated from time to time.

                  "Secured Lender Remedies" means any action which results in the sale, foreclosure, realization upon, or a liquidation of any of the Collateral, including without limitation, the exercise of any similar remedies or rights of a "Secured Party" under Article 9 of the Uniform Commercial Code, such as, without limitation, the notification of account debtors.

                  "Shared Collateral" shall mean any Collateral of any Creditor that also secures obligations of the Company to another Creditor in connection with the financings described herein.

                  "Trustee" shall mean Firstar Bank, N.A., and its successors and assigns, in its capacity as Indenture Trustee under the Indenture.

                  "Trustee Agreements" shall mean, collectively, the Indenture, the Indenture Notes and all agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Company or any other person to, with or in favor of the Trustee in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  "Trustee Collateral" shall mean all of the property and interests in property, tangible or intangible, real or personal, new owned or hereafter acquired by the Company, in or upon which Trustee at any time has a Lien to secure the obligations of the Company under the Trustee Agreements and including, without limitation, all proceeds and products of such property and interests in property.

                  1.2 Other Terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Oil and Gas Agreement.

                  1.3 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Agreements

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shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

         2. Intercreditor Provisions

                  2.1 Acknowledgment of Lien. Each Creditor hereby agrees and acknowledges that each of the other Creditors may have been granted a Lien upon certain of its respective Collateral, provided, however, that Trustee and Lender do not share any Collateral, and Trustee disclaims any Lien upon the Lender Collateral.

                  2.2 Priority. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, (a) to the extent that the Lender Collateral constitutes Shared Collateral, the Liens of Lender upon the Lender Collateral have and shall have priority over the Liens of Agent upon the Agent Collateral and such Liens of Agent are and shall be, in all respects, subject and subordinate to the Liens of Lender therein to the full extent of the Obligations outstanding from time to time under the Lender Agreements, and (b) to the extent that the Agent Collateral constitutes Shared Collateral, the Liens of the Agent upon the Agent Collateral have and shall have priority over the Liens of Trustee upon the Trustee Collateral and such liens of Trustee are and shall be, in all respects, subject and subordinated to the Liens of Agent therein to the full extent of the obligations outstanding from time to time under the Oil and Gas Facility Agreements. The maximum principal amount of the obligations outstanding from time to time under the Oil and Gas Agreement shall not exceed $52,500,000, except with the consent of the Trustee.

                  2.3 No Alteration of Priority. The Lien priorities provided in
Section 2.2 hereof shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Obligations, the indebtedness payable under the Oil and Gas Facility Agreements or the indebtedness payable under the Trustee Agreements, nor by any action or inaction which any Creditor may take or fail to take in respect of the Collateral.

                  2.4 Perfection. (a) Each Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Creditor has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Creditors and shall not impose on Lender (with respect to the Lender Collateral), Agent (with respect to the Agent Collateral) or Trustee (with respect to the Trustee Collateral) any obligation in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other Person.

                  (b) Agent and Trustee agree that they will not contest the validity, perfection, priority or enforceability of the Liens of Lender upon the Lender Collateral and that as between Lender on the one hand, and Agent and Trustee on the other hand, the terms of this Agreement shall govern even if part or all of the Obligations or the Liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or


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otherwise; provided, however, that the terms, provisions and restrictions of this Agreement in favor of Lender shall be void and of no further force and effect upon the indefeasible payment and satisfaction in full of the Obligations and the irrevocable termination of the Loan Agreement.

                  (c) Subject to the last sentence of Section 2.2 of this Agreement, Trustee agrees that it will not contest the validity, perfection, priority or enforceability of the Liens of Agent upon the Agent Collateral and that as between Agent and Trustee, the terms of this Agreement shall govern even if part or all of the obligations outstanding from time to time under the Oil and Gas Facility Agreements or the Liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise; provided, however, that the terms, provisions and restrictions of this Agreement in favor of Agent shall be void and of no further force and effect upon the indefeasible payment and satisfaction in full of the obligations under the Oil and Gas Facility Agreements and the irrevocable termination of the Oil and Gas Agreement.

                  (d) Lender and Agent agree that they will not contest the validity, perfection or enforceability of the Liens of Trustee upon the Trustee Collateral.

                  (e) Agent shall hold any Pledged Securities (as that term is defined in the Security Agreement) of which it has possession for both its benefit and the benefit of the lenders under the Oil and Gas Agreement and as bailee for the benefit of Trustee. In the event the indebtedness under the Oil and Gas Facility Agreements is repaid in full (other than pursuant to a refinance in which event such refinancing party shall assume in writing the obligations of Agent under this provision as a condition precedent to such refinancing being effectuated) and the Oil and Gas Agreement is irrevocably terminated. Agent shall deliver any Pledged Securities of which it has possession in accordance with the written instructions of, and at the expense of, the Trustee, or as otherwise may be required by law.

                  2.5 Management of Collateral. (a) Regardless of whether or not the Lender Collateral constitutes Shared Collateral, Lender shall have the exclusive right to manage, perform and enforce the terms of the Lender Agreements with respect to the Lender Collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to enforce or settle insurance claims, take or retake control or possession of such Lender Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral. In connection therewith, Agent and Trustee each waives any and all rights to affect the method or challenge the appropriateness of any action by Lender.

                  (b) Regardless of whether or not the Agent Collateral constitutes Shared Collateral (but subject to the foregoing provisions of subparagraph (a) above), Agent shall have the exclusive right to manage, perform and enforce the terms of the Oil and Gas Facility Agreements with respect to the Agent Collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgement including, without limitation, the exclusive right to enforce or settle insurance claims, take or retake control or possession of such Agent Collateral and to hold, prepare for sale, process, sell, lease, dispose of or liquidate such Collateral. In connection therewith, Trustee waives any and all rights to effect the method or challenge the appropriateness of any action by Agent.



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                  2.6 Sale of Collateral. (a) Notwithstanding anything to the contrary contained in any of the Agreements, until such time as the Obligations have been paid in full and the Loan Agreement has been terminated, only Lender shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Lender Collateral, even if such Lender Collateral may constitute Shared Collateral. Agent will, immediately upon the request of Lender, release or otherwise terminate its respective Liens, if any, upon any Lender Collateral that constitutes Shared Collateral, to the extent such Lender Collateral is sold or otherwise disposed of either by Lender or by the Company with the consent of Lender, and Agent will immediately deliver such release documents as Lender may require in connection therewith.

                  (b) Trustee will, promptly upon the request of Agent and Company, release or otherwise terminate its Liens upon any Trustee Collateral that constitutes Shared Collateral, to the extent provided for and in accordance with the terms of the Indenture.

                  2.7 Secured Lender Remedies. (a) In no event shall Trustee exercise any Secured Lender Remedies until such time the obligations under the Oil and Gas Agreements shall have been paid in full in cash and the Agent and Lenders shall no longer be obligated to make additional Advances (as defined in the Oil and Gas Agreement). In the event Trustee shall receive pursuant to its exercise of any Secured Lender Remedies any payment or distribution of any kind representing proceeds of any Shared Collateral as to which its Lien in the Collateral is or is required to be subordinated to the Lien of Agent, before the obligations under the Oil and Gas Facility Agreements shall have been paid in full in cash, and the Agent and Lenders shall no longer be obligated to make additional Advances, such sums shall be held in trust by Trustee for the benefit and on account of Agent, and such amounts shall be paid to Agent for application to the then unpaid obligations under the Oil and Gas Facility Agreements, and
(b) in no event shall Agent exercise any Secured Lender Remedies with respect to Lender Collateral until such time as the Obligations shall have been paid in full in cash and the Agent and Lenders shall no longer be obligated to make additional Advances under the Loan Agreement. In the event Agent shall receive any payment or distribution of any kind representing proceeds of any Shared Collateral as to which its Lien in the Collateral is or is required to be subordinated to the Lien of Lender, before the Obligations shall have been paid in full in cash and the Agent and Lenders shall no longer be obligated to make Additional Advances, such sums shall be held in trust by Agent for the benefit and or account of Lender, and such amounts shall be paid to Lender for application to the then unpaid Obligations under the Lending Agreements. Notwithstanding the foregoing provisions, in no event shall the Agent or the Trustee (or the holders of the Notes (as the case may be)) be restricted in any way in filing a proof of claim, voting or taking any other actions to protect its interests in any bankruptcy proceeding.

                  2.8 Section 9-504 Notice and Waiver of Marshaling. Each Creditor acknowledges that this Agreement shall constitute notice of its respective interests in the Collateral as provided by Section 9-504 of the Uniform Commercial Code and each hereby waive any right to compel any marshaling of any of the Collateral.



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         3. Miscellaneous.

                  3.1 Survival of Rights. The right of Lender or Agent to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of the Company or Lender or Agent, including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any Obligations or obligations under the Oil and Gas Facility Agreements, as the case may be, or noncompliance by the Company with such provisions, regardless of the actual or imputed knowledge.

                  3.2 Amendments to Lending Agreements. Nothing contained in this Agreement, or in any other agreement or instrument binding upon any of the parties hereto, shall:

                  (a) in any manner limit or restrict the ability of Lender from increasing or changing the terms of the loans under the Lender Agreements, or to otherwise waive, amend or modify the terms and conditions of the Lender Agreements, in such manner as Lender and the Company shall mutually determine. Agent hereby consents to any and all such waivers, amendments, modifications and compromises, and any other renewals, extensions, indulgences, releases of Lender Collateral or other accommodations granted by the Lender to the Company from time to time, and Agent and Trustee (even though it does not expressly consent to such occurrences) each agrees that none of such actions shall in any manner affect or impair the relative Lien priorities and subordination established by this Agreement, or

                  (b) in any manner limit or restrict the ability of Agent from increasing (subject to the limitations in the last sentence of Section 2.2 hereof) or changing the terms of the loans under the Oil and Gas Facility Agreements, or to otherwise waive, amend or modify the terms and conditions of the Oil and Gas Facility Agreements, in such manner as Agent, the lenders under the Oil and Gas Agreement (to the extent applicable), and the Company shall mutually determine. Trustee (even though it does not expressly consent to such occurrences) hereby agrees that none of such actions shall in any manner affect or impair the relative Lien priorities and subordination established by this Agreement.

                  3.3 Bankruptcy Financing Issues. This Agreement shall continue in full force and effect after the filing of any petition ("Petition") by or against the Company under the United States Bankruptcy Code (the "Code") and all converted or succeeding cases in respect thereof. All references herein to the Company shall be deemed to apply to the Company as debtor-in-possession and to a trustee for the Company. If the Company shall become subject to a proceeding under the Code, and if the Lender shall desire to permit the use of cash collateral or to provide post-petition financing from the Lender to the Company under the Code, Agent and Trustee agree no objection will be raised by Agent or Trustee to any such use of cash collateral or such post-petition financing from Lender on the grounds of a failure to provide adequate protection for Agent's or Trustee's junior Lien, provided that (i) Lender is not seeking a lien on any Collateral which does not constitute Lender Collateral,) (ii) the Trustee obtains a lien on properties acquired by the Company after the filing of the Petition consistent with its rights under the Indenture and subject to the prior rights of Agent's lien upon such after acquired properties; and (iii) the maximum amount of revolving credit to be extended by Lender to the Company, both pre-petition and post-petition, does not exceed at any time or from time to time the principal amount of $15,000,000.



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                  3.4 Notice of Default and Certain Events. Each Creditor shall undertake in good faith to notify the other Creditors of the occurrence of any of the following as applicable:

                           (a) the acceleration of amounts owing by the Company
under the Lender Agreements, Oil and Gas Facility Agreements, or Trustee Agreements, as applicable;

                           (b) the payment in full by the Company (whether as a
result of refinancing or otherwise) of all amounts owing by the Company under the Lender Agreements, Oil and Gas Facility Agreements, or Trustee Agreements, as applicable; or

                           (c) the sale or liquidation of, or realization upon,
any of the Collateral.

         The failure of any party to give such notice shall not affect the relative Lien priorities as provided in this Agreement.

                  3.5 Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         If to Agent or to Lender:     GMAC Commercial Credit LLC
                                       1290 Avenue of the Americas
                                       New York, New York 10104
                                       Attention:  Jack MacGowan
                                       Telephone:  (212) 408-7531
                                       Telecopier: (212) 408-4384


         If to Trustee:                Firstar Bank, N.A.
                                       Corporate Trust Department
                                       101 East Fifth Street, 12th Floor
                                       St. Paul, Minnesota 55101-1860
                                       Attention:  Frank P. Leslie III
                                       Telephone:  (651) 229-2600
                                       Telecopier: (651) 229-6415

                  3.6 Binding Effect; Other. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable and shall remain in full force and effect until the Obligations and indebtedness under the Oil and Gas Facility Agreements shall have been satisfied or paid in full in cash and the Lender shall no longer be obligated to make additional Revolving Credit Advances under the Loan Agreement and Agent and Lenders shall no longer be obligated to make additional Advances under the Oil and Gas Agreement, this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time


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payment, or any part thereof, of any amount paid by or on behalf of the Company with regard to the Obligations or the indebtedness under the Oil and Gas Facility Agreements is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer, for the Company or any substantial part of its property, or otherwise, all as though such payments had not been made. Any waiver or amendment hereunder (including any amendment to Schedule 1 hereto) must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

         4. Representations and Warranties. (a) Trustee agrees that it shall not assign or transfer any of the Liens other than as permitted under the Indenture. Trustee agrees upon Lender's or Agent's request to execute and file an amendment to any financing statement or mortgage, trust deed or other encumbrance now on file which covers Trustee Collateral constituting Shared Collateral to the effect that the same is subject to the terms of this Intercreditor Agreement, and agrees to so mark any extension of such financing statements, or any financing statement or mortgage, trust deed or other encumbrance filed by Trustee on Trustee Collateral in the future. Relying upon the opinion letter of Gardere & Wynne, L.L.P. rendered to Trustee, and the delivery of an Officer's Certificate in form and substance satisfactory to Trustee, and having no actual knowledge that reliance upon the matters set forth in such opinion letter and Officer's Certificate is inappropriate, or that such representation is incorrect, Trustee represents to Lender and Agent that it has full right, power and authority pursuant to the Indenture, subject to the outcome of any pending appeal relating to the Confirmation Order, to enter into this Intercreditor Agreement.

                  (b) Lender and Agent each represents and warrants to Trustee that Lender and Agent each is the holder of the Liens which secure or will secure the Obligations and the indebtedness under the Oil and Gas Facility Agreements, respectively. Lender and Agent each agrees that it shall not assign or transfer any of the Liens on its respective Collateral that constitutes Shared Collateral on which the Trustee has a Lien without (i) prior notice being given to Trustee and (ii) such assignment or transfer being made expressly subject to the terms and provisions of this Intercreditor Agreement. Lender and Agent each further warrants to Trustee that it has full right, power and authority to enter into this Intercreditor Agreement and, to the extent Lender or Agent is an agent or trustee for other parties, that this Intercreditor Agreement shall fully bind all such other parties.

         5. Refinancing. In the event that the Obligations or the indebtedness under the Oil and Gas Facility Agreements are refinanced in full, each of the Trustee and the Lender or Agent, as the case may be, agrees at the request of such refinancing party to enter into an intercreditor agreement on terms substantially similar to this Intercreditor Agreement.

         6. Proceedings. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST ANY CREDITOR WITH RESPECT TO THIS OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT TRUSTEE, LENDER, AGENT AND THE COMPANY ACCEPT FOR

THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER OR AGENT TO BRING PROCEEDINGS AGAINST TRUSTEE IN ANY COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY TRUSTEE AGAINST THE LENDER OR AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK; PROVIDED THAT NOTWITHSTANDING THE FOREGOING, IF IN ANY JUDICIAL PROCEEDING BY OR AGAINST TRUSTEE THAT IS BROUGHT IN ANY OTHER COURT SUCH COURT DETERMINES THAT LENDER OR AGENT IS AN INDISPENSABLE PARTY, TRUSTEE SHALL BE ENTITLED TO JOIN OR INCLUDE LENDER OR AGENT IN SUCH PROCEEDINGS IN SUCH OTHER COURT. EACH CREDITOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER IN THE CITY OF NEW YORK, STATE OF NEW YORK AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

         7. Waiver Of Jury Trial. TRUSTEE, AGENT AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF TRUSTEE, AGENT AND LENDER OR ANY ONE OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENTS OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND TRUSTEE, AGENT AND LENDER HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         8. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         IN WITNESS WHEREOF, the undersigned have entered into this Agreement this ___ day of March, 2000.

                                    GMAC COMMERCIAL CREDIT LLC,
                                    as Lender

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    FIRSTAR BANK, N.A.,
                                    as Trustee


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    GMAC COMMERCIAL CREDIT LLC,
                                    as Agent

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                            COMPANY'S ACKNOWLEDGMENT

         The undersigned Company hereby consents to the Intercreditor Agreement and acknowledges and agrees that nothing therein shall be deemed to amend, modify, waive, supersede or otherwise alter the terms of the respective agreements between the undersigned and each Creditor, including without limitation any provisions in the Indenture restricting the incurrence, extension, renewal, replacement, refinancing or refunding of indebtedness by the Company. The undersigned further agrees that the Intercreditor Agreement is solely for the benefit of the Creditors and shall not give the undersigned, its successors and assigns, or any other person, any rights vis-a-vis any Creditor.

                                    TRANSTEXAS GAS CORPORATION,
                                      Company


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

STATE OF                            )
                                    )
COUNTY OF                           )

         On the __ day of March, 2000, before me personally came _________________, to me known, who being by me duly sworn, did depose and say that he is the ___________ of GMAC Commercial Credit LLC, the limited liability company described in and which executed the foregoing instrument and that he was authorized to sign his name thereto on behalf of said limited liability company.


         --------------------------------------------
                           Notary Public



STATE OF                            )
                                    )
COUNTY OF                           )

         On the __ day of March, 2000, before me personally came _________________, to me known, who being by me duly sworn, did depose and say that he is the ___________ of GMAC Commercial Credit LLC, the limited liability company described in and which executed the foregoing instrument and that he was authorized to sign his name thereto on behalf of said limited liability company.


         --------------------------------------------
                           Notary Public



STATE OF                            )
                                    )
COUNTY OF                           )

         On the __ day of March, 2000, before me personally came _________________, to me known, who being by me duly sworn, did depose and say that he is the ___________ of Firstar Bank, N.A., the national association described in and which executed the foregoing instrument and that he was authorized to sign his name thereto on behalf of said national association.


         ---------------------------------------------
                           Notary Public

                                   SCHEDULE I


                                LENDER COLLATERAL


Lender Collateral means and includes the following:

         (a)      all Inventory;

         (b)      all Receivables, and

         (c)      all products and proceeds of (a) and (b) above.

         As used herein, the following terms shall have the meanings set forth below:

         "Inventory" means and includes any and all of Debtor's now owned or hereafter acquired "inventory" as such term is defined in Article 9 of the Uniform Commercial Code in the State of New York, including, without limitation, all of Debtor's now owned or hereafter acquired casing, drill pipe and other supplies accounted for as inventory (whether or not constituting equipment for purposes of any applicable Uniform Commercial Code) by Debtor on its financial statements (excluding any Hydrocarbons), all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

         "Receivables" means and includes any and all of Debtor's now owned or hereafter acquired "accounts" as such term is defined in Article 9 of the Uniform Commercial Code in the State of New York, all products and proceeds thereof, and all books, records, ledger cards, files, correspondence, and computer files, tapes, disks or software that at any time evidence or contain information relating got the foregoing.

         "Hydrocarbons" means oils, gas, condensate and natural gas liquids.